EXHIBIT 10.1

         Contract No. N00024-96-L-8109

         Dated    July 2, 1996








                    BAREBOAT CHARTER AGREEMENT

                             BETWEEN

                     UNITED STATES OF AMERICA

                               AND

             GLOBAL MARINE CAPITAL INVESTMENTS, INC.








                       TABLE OF CONTENTS


ARTICLE

1.       DEFINITIONS
2.       DEMISE AND CHARTER
3.       DELIVERY AND REDELIVERY
4.       USE AND OPERATION
5.       CHARTER HIRE
6.       TITLE AND REGISTRATION
7.       MAINTENANCE AND REPAIR
8.       RISK OF LOSS OR DAMAGE AND INDEMNITY
9.       LIABILITY FOR CLAIMS AND INSURANCE
10.      TERMINATION
11.      CREATION OF LIENS PROHIBITED
12.      ALTERATIONS
13.      REPRESENTATIONS AND DISCLAIMER OF WARRANTY
14.      INSPECTION AND INVENTORY
15.      FAILURE TO PERFORM
16.      GRATUITIES
17.      COVENANT AGAINST CONTINGENT FEES
18.      RIGHT TO SUBLEASE OR ASSIGN
19.      PROTECTION OF THE ENVIRONMENT
20.      STATE AND LOCAL TAXES
21.      COST OF COMPLIANCE WITH THIS CHARTER
22.      DISPUTES
23.      MEDIA INQUIRIES
24.      CLAUSES INCORPORATED BY REFERENCE
25.      AMENDMENT
26.      APPLICABLE LAW





                    BAREBOAT CHARTER AGREEMENT

         This Bareboat Charter Agreement (the "Charter") is made by and between the United States of America (the "Shipowner"), represented by the Contracting Officer executing this charter, and Global Marine Capital Investments, Inc. (the "Charterer"), a corporation organized and existing under the laws of the State of Delaware.

                             RECITALS

         WHEREAS the Charterer is engaged in performing international offshore drilling operations; and

         WHEREAS the Shipowner owns the vessel AG 193 known as the Glomar Explorer (the "Vessel") whose design may be particularly well suited to conversion to a deepwater drillship; and

         WHEREAS the Charterer has requested that the Vessel be leased to the Charterer; and

         WHEREAS the Secretary of the Navy (the "Secretary") has determined that the Vessel is not excess to the needs of the Government but is not for the time being required for public purposes; and

         WHEREAS the Secretary has determined that it will be in the public interest to charter the Vessel to the Charterer upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE 1.    DEFINITIONS

         For purposes of this Charter, the following terms shall have the meanings set forth below:

         (a) The term "Department" means the Department of the Navy, as represented either by the "Secretary" or the "Contracting Officer" as defined in this Article 1.

         (b) The term "Secretary" means the Secretary, the Under Secretary or any Assistant Secretary of the Department of the Navy; and the term "his duly authorized representative" means any person or persons or board (other than the Contracting Officer) authorized to act for the Secretary.

         (c) The term "Contracting Officer" means the person executing this Charter on behalf of the Government and any other officer or employee who is properly designated Contracting Officer; and the term includes the Administrative Contracting Officer.

         (d) The term "fiscal year" means the Government's fiscal year.


ARTICLE 2.    DEMISE AND CHARTER

         (a) Upon the terms and conditions of this Charter and subject to termination as provided herein, the Shipowner hereby lets and demises to the Charterer and the Charterer hereby hires the Navy's 618 foot deep ocean work vessel, GLOMAR EXPLORER (AG
193), and the Government property accountable to the vessel as set forth in __________________from the Shipowner for a period of thirty (30) years commencing with the date of this Charter.


ARTICLE 3.    DELIVERY AND REDELIVERY

          (a) Vessel shall be delivered to Charterer on or after the date of this Charter in its then condition, "as is", at Suisun Bay, California.

          (b) The end of the Term of the charter, the Charterer shall redeliver the Vessel to Shipowner at the MARAD facility at Suisun Bay, CA. At the time of redelivery, the Vessel shall be free of any insignia or colors of the Charterer or others and in acceptable operational order, condition and repair as converted/reconfigured to a drill ship at the beginning of the lease term, ordinary wear and tear excepted.

          (c) The time of redelivery, Charterer shall at its expense drydock the Vessel and make the Vessel available for joint inspection and survey. During the performance of the drydocking, the Charterer, at its own expense, shall conduct a marine survey of the vessel. The maintenance requirements identified in the survey must be accomplished during the drydocking and at a minimum, the underwater hull parts, both interior and exterior areas, shall be cleaned, repaired, and completely painted or treated as may be necessary. This drydocking requirement may be waived, at the discretion of the Contracting Officer, if the Charterer can document that these drydocking requirements were accomplished since the beginning of the 26th year of this lease. Also, at their own expense, the Charterer shall prepare/place the vessel in a safe stowage condition. Such work shall include as a minimum, the following, unless a written determination of non-applicable is made by the ACO.

         (I) externally blank all overboard discharges above the waterline (See XXXII below);

         (II)   wire all sea valves shut;

         (III) clean tanks, voids, and compartments;

         (IV)  (RESERVED)

         (V)   (RESERVED)

         (VI)  secure all topside closures;

         (VII) (RESERVED)

         (VIII)(RESERVED)

         (IX)  (RESERVED)

         (X) remove all trash, rags, debris, oil, grease and other fire hazards and clean and dry spaces;

         (XI) secure in place all weathertight/watertight closures, doors, hatches, scuttles, weatherdeck lifelines/lifelines, stanchions/safety chains, deck plates, gratings, and vent duct openings;

         (XII) secure all lockers, wardrobes, desk drawers and file cabinets;

         (XIII) remove all flammables;

         (XIV) remove all compressed gas cylinders except five full 15-lb CO2 bottles;

         (XV)  recover and remove all refrigerants;

         (XVI) remove all portable PKP, fixed PKP cylinders and other firefighting liquids;

         (XVII) deenergize and red tab all switchboards and electrical circuits except lighting;

         (XVIII) remove all batteries except for flooding alarms and tow lights;

         (XIX)seal all insulation and lagging;

         (XX)  remove all asbestos material from storage;

         (XXI) unlock and wire open all safes with combination set at 50-25-50;

         (XXII)identified and stored in one location all keys;

         (XXIII)inventory, tag and record any transformer or capacitor containing PCBs;

         (XXIV) test and analyze hydraulic and lube oil for polychlorinated biphenyls and remove & dispose of any regulated materials;

         (XXV) inventory all mercury-containing components;

         (XXVI) test all locked-in fresh water ballast tanks for sodium chromate concentrations and remove & dispose of any regulated materials;

         (XXVII) remove all bulk paints, solvents, greases, oils, acids, insecticides, pesticides, film processing chemicals, etc.;

         (XXVIII) identify, containerize and off-load all hazardous material;

         (XXIX) exterminate and provide extermination certification of dock for rodents, insects, pests, etc.;

         (XXX) drain and remove FYRQUEL (Fire Resistant Hydraulic
Fluid) from all systems;

         (XXXI) retain, inventory and stow in normal locations the following documentation: instruction books, manuals, records, logs, ship's instruction, bills, EOSS, PMS cards, drawings, Booklet of General Plans, Tank Loading & Sounding Tables, Ship Characteristics Card, Damage Control Book & Diagrams, last docking report, docking plan paint schedule, tech manuals, and tank soundings;

         (XXXII) blank all hull penetrations below waterline and up to 4 feet above waterline, internally on inboard flange of first sea valve. Valve must be closed & wired shut. Blanks to be made of 1/2" thick steel plate with .06 inch rubber gasket with same number of bolt holes as flange. Blanks are to be painted yellow and serialized.

         (XXXIII) clean, gas free and leave open all CHT tanks;

         (XXXIV) drain all steam, freshwater, saltwater, condensate, air and drain piping systems to low point and leave open for natural drying;

         (XXXV) pump fuel oil tanks to less than 0.3% of tank capacity and wire open fuel oil transfer valves;

         (XXXVI) maintain internal watertight and subdivision integrity;

         (XXXVII) secure and seal: porthole covers, deck access, deck plates & grates, handrails and ladders;

         (XXXVIII) clean and dry all heads and sanitary facilities; remove all sink and urinal traps;

         (XXXIX)  clean and dry all bilges;

         (XL) clean and leave open all reefers/refrigerators with doors either removed or bolted to prevent sagging;

         (XLI) cap and mark all sounding tubes; and

         (XLII) isolate tanks required for ballasting from associated systems.

          (d) The Term of the charter will be extended for any time necessary for the Charterer to make required repairs to the vessel and/or to prepare/place the Vessel in a safe stowage condition as outlined above; and Charterer will not be liable to pay additional charter hire for any such charter extension.


ARTICLE 4.    USE AND OPERATION

          (a) SCOPE OF USE. Subject to any limitations on the operation of the vessel under any agreement between the Charterer and Shipowner, the Charterer shall have full use of the Vessel and may employ the Vessel for lawful trade as a deep sea oil drilling ship, provided that (i) the Charterer shall operate the ship using a crew which is knowledgeable and qualified regarding the safe operation of the vessel.; (ii) the Vessel shall, at all times, meet all requirements of laws, treaties, conventions or statutes and applicable rules and regulations thereunder which are applicable to the safe use and operation of the vessel; and
(iii) the Vessel shall have on board as and when required valid certificates showing compliance with such laws, rules and regulations. The Charterer shall provide, upon request, a description of all uses of the vessel in non-Government work.

          (b) USE OF SPARE PARTS. The Charterer shall have the right to use all of the Shipowner-owned spare parts aboard the Vessel at the time of delivery. Charterer may likewise use without further or additional cost any outfit, tool, equipment and appliances aboard the Vessel at the time of delivery and acceptance provided the same or their substantial replacement equivalent shall be returned to Shipowner upon redelivery in the same condition as when received, ordinary wear and tear excepted.

          (c) REMOVAL OF EQUIPMENT. The Charterer shall have the right, at its expense, to remove and store during the Term of the charter, such government property/equipment (including plant equipment, instruments, machine tools, and portable tools) as is not required for Charterer's use of the Vessel. Prior to redelivery of the Vessel, Charterer shall restore all stored equipment to the Vessel. Disposing of any of the equipment accountable to the Glomar Explorer must be done in accordance with FAR Part 45 after approval by the Contracting Officer. Any disposition documentation shall be kept with Inventory of the Ship maintained in accordance with Article 14 INSPECTION AND INVENTORY.

          (d) DISPOSAL OF GOVERNMENT PROPERTY INCIDENT TO THE CHARTERER'S CONVERSION/REFURBISHMENT of the Glomar Explorer to a Deep Sea Oil Drilling Ship The Conversion/Refurbishment of the Glomar Explorer was approved by Assistant Secretary of the Navy and is part of the compensation for this Charter Agreement. The ship's conversion includes the dismantling, removal and disposal of portions of the existing Glomar Explorer which are detrimental to the Charterer's planned conversion of the vessel to a deep sea oil drilling ship. Accordingly, the Charterer shall coordinate with the cognizant SUPSHIP Administrative Contracting Officer
(ACO), communicate to the ACO their government property disposal requirements and request guidance, support and assistance in disposing of the government property/material in accordance with FAR Part 45, DFARS Part 245. The Charterer shall retain a copy of the final disposition documentation with the inventory maintained in accordance with ARTICLE 14 INSPECTION AND INVENTORY.

          (e) RIGHT TO SALVAGE. The Shipowner shall not have any interest in any salvage monies earned by the Vessel or received by Charterer during the Term of the charter.

          (f) LIABILITY FOR TAX. With the exception of taxes described in Article 20 below, Shipowner shall not be responsible for any transportation, use, sales or any such Federal or State taxes due resulting from the operation and use of the Vessel and its equipment during the period of this Charter. Such taxes are to be for Charterer's account, if and when any such taxes or charges are determined to be due by proper authority.

          (g) EXPENSE OF OPERATION. Charterer shall, at its cost and expense, man, operate, victual, fuel, maintain and supply the Vessel. Except as stated herein, Shipowner retains no possession or control of the Vessel during the Term of the charter.


ARTICLE 5.    CHARTER HIRE

          (a) Charterer agrees to pay hire for the vessel to the Shipowner or its order, which Charter Hire shall be payable in arrears, 15 days after the end of each annual period. For each of the first two one-year term of the charters, the Charter Hire shall be $ 200,000.00. The Charter Hire for the following twenty eight one-year term of the charters shall be $1,768,275.26 for each year. All charter hire payments shall be made-payable to the U.S. Treasury and shall be submitted to the Contracting Officer.

          (b) As part of the total compensation for this Charter, the Charterer shall, during the initial two years of this Charter, convert/refurbish the Vessel to a deep sea oil drilling vessel, with a minimum, auditable incurred cost to the Charterer of $130,000,000., and the Charterer shall maintain the Vessel in accordance with Article 7 below. The Charterer agrees that this conversion/refurbishment shall be performed by a U.S. owned and operated Shipyard. The Charterer shall notify the Contracting Officer of the U. S. Shipyard(s) where the Conversion/refurbishment will be accomplished for the Contracting Officer to designate the cognizant ACO. Within 45 days of the conclusion of the conversion/ refurbishment, the Charterer shall provide to the Contracting Officer a written record of the work accomplished on the vessel. This documentation shall, as a starting point, provide an updated version of the preliminary planning "reconfiguration package" provided to the Contracting Officer on 20 May 1996.


ARTICLE 6.    TITLE AND REGISTRATION

          (a) TITLE IN SHIPOWNER. Title to the Vessel shall remain with the Shipowner. Title to all replacement, repair or permanently affixed modification parts of the Vessel furnished by Charterer shall rest with the Shipowner upon installation thereof; provided, however, that Charterer may elect to remove any permanently affixed modification parts at its sole cost and expense provided it otherwise complies with the provisions of this Charter relating to the condition of the Vessel upon redelivery very including Article 12 and Article 7.


          (b) RIGHT TO U.S. REGISTRY. Shipowner represents and warrants that at the time of delivery the Vessel is eligible to be registered under U.S. flag. At all times during the Term of the charter, Charterer shall maintain the Vessel in U.S.
registry.

          (c) House Flag and Insignia. During the term of the Charter, Charterer shall have the right to fly its house flag and to display upon the hull and stack of the Vessel its own insignia or the insignia of others by whom the Vessel may from time to time be employed.

          (d) CHANGE OF NAME. During the term of the Charter, Charter shall have the right to change the name of the vessel. Shipowner shall cooperate with the Charterer to accomplish such change of name and shall execute such documents as may from time to time be required for that purpose.


ARTICLE 7.         MAINTENANCE AND REPAIR

         (a) OBLIGATION TO MAINTAIN. The Charterer shall, at its own expense, and whether the work involved is normal or capital in nature, protect, preserve, maintain and repair the Vessel during the term of the Charter, so that the Vessel shall be, insofar as due diligence may make her so, in good running order and repair, tight, staunch, strong and well and sufficiently tackled, appareled, fu~shed and equipped. Throughout the term of the Charter, Charterer shall maintain the Vessel in such condition as will entitle her to the highest classification and rating by the American Bureau of Shipping (ABS) for vessels of the same age, type and use, causing the Vessel to be overhauled when necessary and drydocked, cleaned and bottom painted at least so often as may be required by applicable U.S. Coast Guard (USCG) regulations or the ABS. The Charterer shall maintain the Vessel including the hull, machinery, boilers, appurtenances and spare parts in good state of repair and in efficient and safe operating condition. At all times, Charterer shall maintain all required certificates including USCG/ABS Load Line Certificate, periodic inspections with applicable written reports by a representative of ABS, and certificates of freedom from hazardous materials issued by recognized authorities, required by the USCG and the ABS.

         (b) NOTICE OF DRYDOCKING. The Charterer shall give the Shipowner reasonable advance notice of the time and place of drydockings in order to afford the Shipowner an opportunity to inspect the Vessel while such work is being performed. The Charterer shall furnish to the Shipowner a copy of the work to be accomplished together with a schedule of actions taken or to be taken during drydocking and repairs.

         (c) COST OF DRYDOCKING. As soon as practicable after delivery and redelivery, the Charterer shall drydock the Vessel at the Charterer's expense to permit survey and inspection of the Vessel by the parties (See Article 3 DELIVERY AND REDELIVERY). To the extent that repairs, alterations or modifications to the Vessel are required or undertaken by Charterer at any time, the cost of the drydocking in connection therewith shall be paid by the Charterer. During the term of the Charter, the Charterer shall drydock the Vessel at such times and on such occasions as may be necessary to comply with applicable U.S. Coast Guard regulations and to maintain the Vessel at the highest classification and rating by the ABS for vessels of the same age, type and use.

         (d) SHIPOWNER RESPONSIBILITY. Shipowner shall have no responsibility to maintain or repair the Vessel during the term of the Charter. Use of insurance proceeds necessary to repair the Vessel shall be made in accordance with Article 9 below.


ARTICLE 8.         RISK OF LOSS OR DAMAGE AND INDEMNITY

         (a) The Charterer shall be solely liable for any damage to, or loss or destruction of, the Vessel during the Term of the charter.

         (b) It is stipulated and agreed by Shipowner and Charterer that the Vessel has a value of $30,000,000.00 (Thirty million U.S. dollars) at the beginning of this Charter. Shipowner shall be entitled to receive this $30,000,000.00 as first and paramount recipient of any insurance proceeds, claims paid, judgment proceeds, or other amounts paid, in the event of the total loss or constructive total loss of the Vessel after the Vessel is delivered to Charterer. The agreed value covers the Vessel described herein.

         (c) The Charterer agrees to abide by any direction provided by the Contracting Officer to direct to designated accounts, any proceeds from insurance policies recovered from the loss of the vessel.

         (d) In the event of damage of more than $1,000,000.00
(One Million U.S. dollars) to the vessel, or loss thereof, the Charterer shall immediately submit to the Contracting Officer a detailed written report of the accident, damage or loss.

         (e) The Charterer shall acquire and maintain, at its sole expense, insurance against any loss or damage to the leased property in an amount at least equal to the agreed value in (b) above and as further explained in Article 9 below.


ARTICLE 9.        LIABILITY FOR CLAIMS AND INSURANCE

         (a) Charterer agrees that it will completely indemnify and hold harmless the Shipowner against all suits, actions, claims, charges, expenses, demands, or costs resulting or arising (without limitation) from any personal injury, death, property damage or loss, pollution, wreck removal, or any other casualty, which arises or results in whole or in part from the chartering, subchartering, use, possession, or operation of Vessel by Charterer or others. As an agreed allocation of risk, Charterer expressly agrees to completely indemnify and hold harmless the Shipowner even if the Shipowner is negligent or otherwise at fault

         (b) The Charterer shall obtain and maintain, at its sole expense, as a minimum, the following insurance:

              (l) Salvage and towage insurance coverage for the Vessel in sufficient amount to cover the Charterer's responsibilities as regards towage and salvage. The salvage and towage coverage of the insurer under the policy shall be not less than $50,000,000.00 (Fifty million U.S. dollars).

              (2) "All Risk" marine hull and machinery insurance against loss of or damage to the Vessel in an amount not less than $30,000,000.00 (Thirty Million U.S. dollars) for the full term of the Charter. The amount of Hull Insurance may be increased as the Conversion/ Reconfiguration/Refurbishment progresses. Such insurance shall also contain a loss payable provision as follows:

              "Loss, if any, under this policy shall be adjusted with the Charterer and the proceeds, at the election of the Government, shall be payable to the Charterer. Proceeds not paid to said Charterer shall be payable to the Treasure of the United States."


              (3) Collision and Protection and Indemnity (P&I) Marine Insurance subject to the terms of entry equivalent to the United Kingdom Mutual Stream Ship Assurance Association (Bermuda) limited rules. Such insurance shall cover vessel liabilities including crew, pollution (including the filing of any Certification of Financial Responsibility) and war risks (if outside the waters of he United States of America), in an amount not less than $200,000,000.00 (Two Hundred Million U.S.Dollars) per incident.

              (4) Worker's Compensation (in amount set by
         Federal or State statute) and Employers Liability
         Insurance, in an amount not less than $50,000,000 (Fifty
         Million U.S. Dollars), required by the country or governing law of the jurisdiction wherein the Charterer qualifies as an employer and wherein operations are performed.

              (5) Third Party Bodily Injury and Property Damage Insurance covering liability imposed by law or assumed under contract for such injury or damage in an amount not less than $50,000,000 (Fifty Million U.S. Dollars) per occurrence (amount of insurance should be increased based on the conversion/reconfiguration/refurbishment to remain at least equal the value of the vessel)

         (c) Each policy of insurance shall:

              (1) be maintained for the entire term of the charter with insurers satisfactory to the Shipowner;

              (2) shall be issued, except worker's Compensation
         Insurance, in the names of the Charterer and the United States of America (Department of the Navy);

              (3) contain an endorsement reading "The insurer waives any right of subrogation against the United
         States of America which might arise by reason of any payment under this policy";

              (4) contain a provision for a thirty (30) days prior notice to the Insurance Examiner of any proposed cancellation, material change or non-renewal of the policy coverage on the part of the insurer.

         (d) A certificate or certified copy of each policy of insurance procured hereunder must be deposited with the said
Insurance Examiner at the following address:

                  Office of the Assistant Secretary of the Navy, (Research, Development and Acquisition) ABM,
                  Attn:  Insurance Examiner
                  Washington D. C. 20350-1000

         with a copy to the Contracting Officer, within 30 days of the effective date of this charter.

         (e) The Charterer shall, at its own cost and expense, make all proofs of loss and take all appropriate steps to effect collections from underwriters for any loss under any insurance required to be maintained in accordance with this Article 9.

         (f) The Charterer may, if desired by Charterer, maintain insurance in amounts greater than those required by this Charter.

ARTICLE 10.  TERMINATION

         (a) This charter may be terminated by the Government at any time at any time prior to the expiration of the full term of the charter:

             (1) Upon ten (10) days' written notice to the Charterer, if the Charterer defaults in the performance of any of its obligations hereunder and fails to cure or initiate action to cure such default within thirty (30) days after receipt of notice from the Contracting Officer specifying such default or within such longer time as may have been specified in said notice; PROVIDED, HOWEVER, that in lieu of terminating this lease, the Government may elect to perform, or cause to be performed, the defaulted obligations for the account of and at the expense of the Charterer;

             (2) In the event of proceedings in any Federal or State court for adjudication of the Charterer as bankrupt by the Charterer or others, for corporate reorganization of the Charterer, for an arrangement within the meaning of the Bankruptcy Act and any amendments thereto, for other similar debtor or creditor relief available under State or local law, or upon the appointment of a Receiver or Trustee for the property of the Charterer;

             (3) If the Government terminates this charter under paragraph 1.a. or 1.b. above, it may immediately re-enter and resume possession of the vessel and remove all persons and property therefrom, but such entry is not deemed an acceptance or surrender of this charter. In the event of termination and reentry the Government may, at its election, re-charter the vessel for any period, less than, equal to, or greater than the remainder of the term of this charter or any extension thereof, for any rental and upon any terms and conditions deemed by the Government to be reasonable and satisfactory, and the Charterer is liable to and shall pay the Government the amount of the difference between the rental and charges received by the Government from such re-chartering of the vessel. This amount is due and payable at the time specified for the payment of rent in
Article 5, Charter Hire. It is expressly agreed and understood that, whether or not the Government releases the vessel, the Charterer is obligated to reimburse the Government for any costs incurred by the Government in (i) resuming possession of the vessel, and (ii) performing or having performed the maintenance and any other obligation for which the Charterer is responsible under this Charter but has failed to perform.

         (b) After the commencement of the sixteenth (16th) year of the charter, the Government may terminate this charter written notice to the Charterer, whenever the Secretary determines that the interests of national defense require it;

         (c) Termination of this Charter by the Shipowner shall be by notice issued by the Contracting Officer. Such notice shall contain the following information: (i) date of termination of Charterer's right to use the Vessel; (ii) date and location of return of the Vessel to the Shipowner; provided that the date of redelivery shall be not more than ninety (90) days after issuance of the Shipowner's notice to terminate is given to the Charterer; and (iii) such other instructions as are deemed necessary by the Contracting Officer. The Charterer agrees to comply with the terms of the notice of termination at no cost to the Shipowner.

         (d) This charter may be terminated by the Charterer at any time prior to the expiration of the term upon thirty (30) days' written notice to the Contracting Officer in the event of damage to or destruction of all or a substantial part of the Vessel so as to render the vessel incapable of use for the purposes for which it is chartered hereunder; provided, that (i) such damage or destruction is occasioned by a risk not in fact covered and not customarily covered by insurance in the locality in which the vessel is located or by a risk which is covered by insurance and the Government either has not authorized or directed the repair, rebuilding or replacement of the vessel or does not make provision for payment for such repair, rebuilding or replacement by the application of insurance proceeds or otherwise, and (ii) the damage or destruction is not occasioned by the fault or negligence of the Charterer or by any failure or refusal on its part to fully comply with its obligations hereunder.

         (e) Upon expiration of this Charter or a termination under this Article 10, all terms and conditions of this Charter shall remain in effect until the date of redelivery of the Vessel to the Shipowner. Charterer shall not be entitled to any compensation for any costs or losses arising from termination.


ARTICLE 11.  CREATION OF LIENS PROHIBITED

            (a) The Charterer shall not do or permit anything to be done to the Vessel which may subject the Vessel or any part thereof to any liens or rights in rem of any kind other than one in favor of the Shipowner. The Charterer undertakes to place its marine personnel, suppliers, and repair yards on notice, by posting notices in its offices ashore and on the Vessel, that title to the Vessel is vested in the United States of America and is not subject to any lien whatsoever.

            (b) The Charterer shall indemnify and hold harmless Shipowner against all liens of whatever nature upon the Vessel. If a complaint should be filed against the Shipowner or the Vessel or if the Vessel is otherwise levied against or taken into custody by virtue of legal proceedings in any court because of any such lien, the Charterer shall, within 15 days thereafter, cause the Vessel to be released and the lien thereon to be discharged at its own expense.


ARTICLE 12.  ALTERATIONS

         (a) The Charterer is hereby authorized, at their own expense, to convert/reconfigure/refurbish the Global Explorer to a deep sea oil drilling ship based on the plans submitted to the Contracting Officer dated 20 May 1996 and the Charterer's commitment that 1) none of the modifications involved in the conversion/ refurbishment/reconfiguration shall adversely affect the seaworthiness, structural integrity, or ultimate stability of the vessel and 2) they will meet all the applicable requirements of the cognizant regulatory bodies including the USCG and the ABS. (See ARTICLE 5, CHARTER HIRE for the reporting requirement at the completion of the conversion.)

         (b) Alterations costing less than $2,000,000, involving structural alterations, changes, and/or installations of machinery or equipment to meet the requirements of customers hiring the Charterer and the Glomar Explorer for deep sea oil drilling are also authorized without receiving advance approval of the Contracting Officer provided that 1) none of the modifications will adversely affect the seaworthiness, structural integrity or ultimate stability of the vessel and 2) the Charterer meets the applicable requirements of the cognizant regulatory bodies including the ABS and the U.S. Coast Guard.

            The Charterer shall provide a written report of the work accomplished on each such alteration to the Contracting Officer within 60 days of the completion of the alteration effort.

            (c) Alterations (excepting the major alteration addressed in paragraph (a) above) costing $2,000,000.00 or more, involving structural alterations, changes and installations of machinery or equipment may be made by the Charterer provided (i) none of the modifications will adversely affect the seaworthiness, structural integrity or ultimate stability of the vessel; (ii) the Charterer meets the applicable requirements of the cognizant regulatory bodies including the 'ABS and USCG; (iii) the Charterer must submit to the Contracting Officer for approval (and validate receipt by the Contracting Officer) a written description and notice of such alterations, changes and installations on or before forty-five (45) days prior to the date such work begins;
and (iv) the proposed alterations, installations or changes may be made if the Contracting Officer does not otherwise notify the Charterer within the forty-five-day notification period.

            The Charter shall provide a written report of the work accomplished on such alterations to the Contracting Officers with 60 days of the completion of the alteration effort.

            (d) The Shipowner may choose to inspect such completed alterations, changes and installations as it deems necessary but in no case shall such inspection delay operation of the Charterer. It is the intention of this Charter to consider alterations, changes and installations which may affect the stability of the Vessel to come under the purview of the regulatory bodies. No alternation or modification permitted by this Article shall detract from the seaworthiness of the Vessel or cause the Vessel to lose its classification and its rating by the ABS.

            (e) Upon receiving the Contracting Officer's approval, if required above, the Charterer may install such of its own machinery, equipment and materials necessary for its operations; provided, however, that all such installation shall become the property of the Shipowner when annexed to the Vessel, except as otherwise stated in a Pre-Installation Agreement between the Contracting Officer and the Charterer. All removable property not owned by the Shipowner, installed by the Charterer, which is not removed on or before the return of the Vessel shall be deemed abandoned by the Charterer and may be used or disposed of by the Shipowner in any manner whatsoever without liability or any obligation to account to the Charterer.

            (f) The Charterer shall not be reimbursed under this Charter for any costs incurred in the performance of the provisions of this Article.


ARTICLE 13.  REPRESENTATIONS AND DISCLAIMER OF WARRANTY

            (a) Delivery of the Vessel to Charterer and Charterer's acceptance shall constitute full performance by Shipowner of its obligations except as otherwise expressly stated in this Charter and Charterer shall not, following delivery, be entitled to assert any claim against Shipowner on account of any representations or warranties express or implied with respect to the condition of the Vessel or its inventory. The Charterer has examined and knows the condition and state of repair of the Vessel as of the date of this Charter and the Charterer accepts the Vessel as such. At the time of execution of this Charter, the Vessel is in an inactive, inoperative condition and is not ready for sea. The Charterer acknowledges (i) that the Shipowner has made no representation or warranty, express or implied, regarding the condition or fitness for use of the Vessel nor has the Shipowner made any agreement or promise under this Charter to alter, repair, adapt, or improve the Vessel or any part thereof during the term of the charter, and (ii) that this Charter contains all of the agreements between the parties respecting the Vessel. Charterer agrees to put the Vessel in seaworthy condition at its own expense prior to the commencement of the first drilling contract to be performed by the vessel and to thereafter exercise due diligence to maintain, service, and preserve the Vessel in a seaworthy condition until the Vessel is redelivered by the Charterer to the Shipowner in accordance with Article 3.
The Charterer warrants that for the operation of the Vessel the Charterer has or will obtain all licenses and permits required by law.



ARTICLE 14.  INSPECTION AND INVENTORY

            (a) SHIPOWNER'S ACCESS TO VESSEL. Charterer will, at all reasonable times, afford Shipowner upon reasonable notice, access to the Vessel, its cargo and papers for the purpose of examining the condition of the Vessel and to satisfy Shipowner that the Vessel is being properly repaired and maintained in accordance with this charter. The parties intend that, whenever possible, such inspection shall be held at such time and in such a manner as not to interfere with the operation of the Vessel and shall coincide with inspection of the Vessel by other regulatory bodies.

            (b) REVIEW OF LOGS. Upon the request of Shipowner, upon reasonable notice, Charterer shall allow the Shipowner to review the Vessel's logs in order to provide the Shipowner with full information regarding any casualties or other accidents or damage to the Vessel, and to provide other information related to such casualties as may be reasonably necessary.

            (c) SURVEY. Upon delivery and redelivery, the parties shall jointly conduct a detailed inspection and inventory of the Vessel to determine physical condition including the state and condition of the tackle, apparel, furnishings, equipage, seaworthiness, running order and repair. A joint report of the findings of each Inspection and Inventory shall be signed and retained by both parties. This joint report shall at a minimum discuss findings regarding the condition of all compartments, machinery, equipment, and plating. Upon return of the Vessel to the Shipowner, a similar joint inspection and inventory shall be conducted. These joint reports shall be conclusive evidence as to the physical condition of the Vessel at the time of delivery and return except with respect to latent defects not observable upon such inspection.

            (d) INVENTORY. The Shipowner and the Charterer shall also take a full and complete inventory of all government property
(including machine tools, portable tools, instruments and other equipment) of the Shipowner on board the Vessel at time of delivery to the Charterer.

            The Charterer shall maintain a inventory tracking and maintenance list describing the condition of the property/equipment that is the property of the Shipowner.

            (e) A SIMILAR INVENTORY SHALL BE CONDUCTED UPON RETURN OF THE VESSEL TO THE SHIPOWNER. Unless otherwise directed by the
Shipowner, the Charterer shall promptly deliver on board the Vessel such government property as shall be required to meet any deficiency either as to quantity or quality disclosed by later inventory, except for normal wear and tear. In the event the latter inventory discloses an excess an excess quantity (not quality) of government property (machine tools, portable tools, instruments or other equipment), the Charterer may remove such excess quantity and, in the absence of prompt removal thereof, title to such excess quantity shall thereupon vest in the Shipowner.


ARTICLE 15.  FAILURE TO PERFORM

            (a) The failure of the Shipowner to insist on any one or more instances upon performance of any of the terms, covenants or conditions of this Charter shall not be construed as a waiver or relinquishment of the Shipowner's right to the future performance of any such term, covenant or condition, and the Charterer's obligation in respect of such future performance shall continue in full force and effect.


ARTICLE 16.  GRATUITIES

            (a) The Shipowner may, by written notice to the Charterer, terminate this Charter if it is found, after notice and hearing, by the Secretary or his duly authorized representative, that gratuities (in the form of entertainment, gifts or otherwise) were offered or given by the Charterer, or any agent or representative of the Charterer, to any officer or employee of the Shipowner with a view toward securing a contract or securing favorable treatment with respect to the award or amending, or the making of any determinations with respect to the performing of such contract; provided that the existence of the facts upon which the Secretary or his duly authorized representative makes such findings may be reviewed by any court having lawful jurisdiction.

            (b) In the event this Charter is terminated as provided in paragraph (a) hereof, the Shipowner shall be entitled (i) to pursue the same remedies against the Charterer as it could pursue in the event of a breach of the Charter by the Charterer, and
(ii) as a penalty in addition to any other damages to which it may be entitled by law, to exemplary damages in an amount (as determined by the Secretary or his duly authorized representative) which shall be not less than three or more than ten times the cost incurred by the Charterer in providing, any such gratuities to any such officer or employee.

            (c) The rights and remedies of the Shipowner provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Charter.


ARTICLE 17.  COVENANT AGAINST CONTINGENT FEES

            (a) The Charterer warrants that no person or selling agency has been employed or retained to solicit or secure this Charter upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bonafide employees or bonafide established commercial or selling agencies maintained by the Charterer for the purpose of securing business. For breach or violation of this warranty the Shipowner shall have the right to annul this Charter without liability.


ARTICLE 18.  RIGHT TO SUBLEASE OR ASSIGN

            (a) The Charterer may "time"or "voyage" subcharter (oil drilling contract) the vessel under this charter.

            Provided that the express written consent of the Contracting Officer is obtained, the Charterer may sub-bareboat charter the vessel under this charter. Any such sub-bareboat charter must be made upon such terms and subject to such conditions as shall impose upon such subcharterers the obligations of Charterer hereunder. Any such approved sub-bareboat charter does not relieve the Charterer from its obligations and liabilities under this Charter. This Charter may not be assigned or transferred by the Charterer except with the express prior written consent of Contracting Officer.


ARTICLE 19.  PROTECTION OF THE ENVIRONMENT

            (a) The Charterer shall comply with all Federal, state, and local environmental laws and regulations in existence or that may be hereinafter enacted that are applicable to the transportation, operation, and maintenance of the Vessel.


ARTICLE 20.  STATE AND LOCAL TAXES

            (a) As required by 10 U.S.C. Statute 2667, in the event that as a result of any future Act of Congress, the Vessel is subject to taxation, assessments, or similar charges imposed by State or local authorities upon the Vessel (other than upon the Lessee's possessory or use interest therein), this Charter shall be renegotiated.


ARTICLE 21.  COST OF COMPLIANCE WITH THIS CHARTER

            (a) Execution of this Charter by the Contracting Officer imposes no obligation on the Shipowner, either directly or indirectly, to pay for costs incurred by the Charterer to comply with the terms and conditions of this Charter.


ARTICLE 22.  DISPUTES

            (a) Federal Acquisition Regulation (FAR) clause 52.233-I entitled "Disputes (Oct 1995)" is incorporated by reference and shall have the same force and effect as if fully set forth herein.


ARTICLE 23.  MEDIA INQUIRIES

            (a) The Charterer shall refer all media inquiries regarding past use and the potential military capabilities of the vessel to the Office of the Deputy Assistant Secretary of the Navy (Research, Development and Acquisition) for Ships Programs.


ARTICLE 24.  CLAUSES INCORPORATED BY REFERENCE

            (a) The FAR clauses listed below are incorporated by reference and are made a part of this Charter with the same force and effect as if set forth in full text. The complete text of any or all of the clauses incorporated herein by reference may be obtained upon request to the Contracting Officer.


         CLAUSE NO.                TITLE AND DATE

         FAR            SECURITY REQUIREMENTS (APR 1984)
         52.204-2

         FAR            EQUAL OPPORTUNITY (APR 1984)
         52.222-26


         FAR            AUTHORIZATION AND CONSENT (JUL 1995)
         52.227-1

         FAR            INTEREST (JAN 1991)
         52.232-17

         DFARS          DISCLOSURE OF INFORMATION (DEC 1991)
         252.204-7000

         DFARS          DISCLOSURE OF OWNERSHIP OR CONTROL BY
                        THE
         252.209-7001   GOVERNMENT OF A TERRORIST COUNTRY (SEP
                        1994)

         DFARS          DISCLOSURE OF OWNERSHIP OR CONTROL BY A
         252.209-7002   FOREIGN GOVERNMENT (SEP 1994)

         DFARS          HAZARDOUS WASTE LIABILITY (OCT 1992)
         252.223-7005

         DFARS          BUY AMERICAN ACT AND THE BALANCE OF
         252.225-7001   PAYMENTS PROGRAM (JAN 1994)




ARTICLE 25.  AMENDMENT

         (a) Neither this Charter nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties.


ARTICLE 26, APPLICABLE LAW

         (a) This Charter shall be construed and enforced in accordance with and governed by the general maritime law of the United States and so far as applicable federal law.


         IN WITNESS WHEREOF the parties have duly executed this Charter as of the date first above written.



                                UNITED STATES OF AMERICA

                                BY  /s/ Jonathan B. Hall
                                    Contracting Officer
                                    Naval Sea Systems Command


                                GLOBAL MARINE CAPITAL INVESTMENTS, INC.


                                BY  /s/ James L. McCulloch
                                    Vice President